THE PARKING REIT

Q1 2019 Stockholder Update

COMPANY HIGHLIGHTS

- 5% increase in total revenues in Q1 2019 compared to Q1 2018
- 22% decrease in total operating expenses, including a 50% decrease in general and administrative expenses and professional fees
- Internalized The Parking REIT's management platform
- Determined new net asset value of $25.10 per share


PARK
Houston, Texas

Dear Fellow Stockholders:

It is my pleasure to write to you with highlights of our 2019 activities to date. This year, your Board of Directors and management team have taken significant steps to improve The Parking REIT's performance and governance.

In the first quarter of 2019, we increased revenues and reduced expenses. In April, we internalized our management platform, appointed a Lead Independent Director, nominated two new individuals for election to the Board of Directors, and changed the Board compensation structure.

In May 2019, the Board determined a new net asset value per share of common stock of $25.10. The previous net asset value per share of $24.61 was set in May 2018.

Lastly, thank you to all stockholders who authorized a proxy to vote their shares at the 2019 Annual Meeting of Stockholders held June 5, 2019. Through your votes, our stockholders elected six directors to the Board, including five independent directors, and ratified our auditors, RBSM LLP, for another year.

Sincerely,

M. Shustek

Michael V. Shustek
Chairman, Chief Executive Office and Secretary



PORTFOLIO PERFORMANCE

We continued to see strong performance from our portfolio of assets in the first quarter of 2019, with total revenue up 5 percent over the same period in 2018. The increase was due in part to the addition of the New Orleans Rampart lot in February 2018, and the Hawaii Marks Garage in June 2018.

We are equally focused on driving financial performance through cost controls. Our focus to reduce general and administrative expenses as well as professional fees resulted in a 50 percent decline in those costs, from approximately $3 million in the first quarter of 2018 to approximately $1.5 million in the first quarter of 2019. In addition, we saw a 22 percent decline in total operating expenses in the first quarter of 2019 compared to the first quarter of 2018. As we continue to acquire new properties, we expect to see increases in property expenses such as operations, maintenance, and depreciation.

THE PARKING REIT DETERMINES NEW NET ASSET VALUE

On May 28, 2019, the Board of Directors of The Parking REIT determined that the Company's estimated net asset value (NAV) was approximately $174,094,000 or $25.10 per share of common stock as of May 15, 2019. The estimated NAV per share is based on (x) the estimated value of the Company's assets less the estimated value of the Company's liabilities and preferred stock divided by (y) the number of outstanding shares of the Company's common stock, all as of May 15, 2019.

Starting May 28, 2019, the NAV of $25.10 per share of common stock will be used for purposes of effectuating permitted redemptions of our common stock if the Board elects to reinstate the Company's share repurchase plan. The NAV of $25.10 per share of common stock will also be used for issuing shares pursuant to our distribution reinvestment plan if and when the Board resumes payment of distributions to common stockholders.

For a complete presentation of the methodology used to determine the estimated NAV per share, and the limitations of the NAV valuation method, please refer to the form 8-K posted May 28, 2019 on the SEC website.

INTERNALIZATION OF MANAGEMENT PLATFORM

As announced on April 3, 2019 and effective April 1, 2019, we internalized our management platform. The primary purposes of the internalization were to significantly align the interests of stockholders and management, enhance corporate governance, and simplify our corporate structure in a manner that may be more attractive to potential sources of capital to support future growth. Additionally, we expect the internalization to result in a reduction in our overall operating expenses as we grow, primarily as a result of terminating management fees paid to the Manager (other than a $200,000 annual fee for four years related to the certain services to facilitate compliance with the Company's debt covenants), which management fees would have increased as we increased our assets.

To read more about the internalization, please refer to the Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on April 3, 2019.

UPDATE ON DISTRIBUTIONS

In March 2018, we announced the Board's decision to suspend cash distributions and stock dividends to common stockholders. Dividends on Series A and Series 1 classes of preferred stock were not suspended. The reasons for the Board's decision included, among other things, the preservation of capital to maintain sufficient operating liquidity, and to execute the acquisition of the Marks Garage in Honolulu, Hawaii, which was completed in June 2018.

Given the Company's significant cash needs for debt service, preferred stock dividends, and professional fees associated with preparing for a potential liquidity event, management believes that it is not currently prudent to reinstate a distribution for common stockholders at this time. The Board will continue to evaluate the Company's performance and expects to assess the Company's distribution policy quarterly.

UPDATE ON POTENTIAL LIQUIDITY EVENT

We are diligently pursuing a liquidity event for our stockholders. We intend to continue to pursue and complete a liquidity event as soon as practicable, depending upon market, regulatory and other conditions, many of which are beyond our control. At this time, we can provide no assurances as to if or when we will be able to execute a successful liquidity event. We will notify stockholders when additional information becomes available regarding the potential timing for a liquidity event.

Except in the case of death, the Board has suspended the share repurchase program as we pursue a liquidity event.

RENEGOTIATED EXPIRING LEASES

We recently negotiated new leases to replace expiring leases on four of our parking lot assets: the St. Louis Shoe, Ft. Lauderdale, Memphis Court, and Memphis Poplar properties.

The St. Louis Shoe lot was renegotiated to include an increase in base rent and a higher threshold for percentage rents.

The Ft. Lauderdale, Memphis Court, and Memphis Poplar lots were previously on triple net leases, where the tenant pays a base rent payment and is responsible for paying maintenance, insurance, and property tax expenses. Under our prior lease structures, we had limited visibility as to property parking revenues and did not participate in revenue increases. The new leases moved to a base rent plus percentage rent structure. This structure aligns with our lease strategy on nearly all of our other leases. The base rent component provides for predictable revenues, while the percentage rent structure allows us to participate in revenues above a certain threshold. Management believes that this lease structure aligns our interests with the incentives of our operator tenants.

FOLLOWING IS A SUMMARY OF THE NEW LEASE TERMS:

ST. LOUIS SHOE LOT

Tenant: SP+
Term: 5 years with one 5-year extension option
Rent: $450,000 per year base plus 70% of gross receipts above $650,000 per year
Structure: Modified NNN (tenant pays maintenance, insurance, and property taxes up to $60,000/yr)



St. Louis, Missouri

FT. LAUDERDALE LOT

Tenant: Lanier Parking Systems
Term: 5 years
Rent: $70,000 per lease year base plus 70% of gross receipts above $140,000 per year
Structure: NN (tenant pays maintenance and insurance)



Fort Lauderdale, Florida

MEMPHIS COURT LOT

Tenant: Premium Parking
Term: 5 years
Rent: $3,000 per lease year base plus 60% of gross receipts above $3,000
Structure: NNN (tenant pays maintenance, taxes, and insurance)



Memphis, Tennessee

MEMPHIS POPLAR LOT

Tenant: Premium Parking
Term: 5 years
Rent: $320,000 per year base plus 65% of gross receipts above $390,000
Structure: Modified NNN (tenant pays maintenance, insurance, and property taxes up to $40,000 per year)



Memphis, Tennessee

BOARD REFRESHMENT AND GOVERNANCE CHANGES

Consistent with our Board refreshment strategy and our commitment to further strengthening and diversifying the skills and experiences of our directors, the Board nominated two new independent directors for election to the Board, John Alderfer and Hilda Delgado. Both Mr. Alderfer and Ms. Delgado were elected at the 2019 Annual Meeting on June 5, 2019.



John Alderfer was elected to become one of our independent directors. Mr. Alderfer has been retired since March 2013. Previously, he was chief financial officer and director of MVP REIT, Inc. from September 2012 to March 2013, and served as a consultant with Sansone Properties from February 2009 until 2012. He served as chief financial officer, consultant and director of various Vestin entities from September 2002 to March 2007. Mr. Alderfer was retired from October 1998 to September 2002. Prior to that, he was a director, vice president, treasurer, and chief financial officer of Interactive Flight Technologies, Inc. (September 1996 to October 1998); senior vice president, treasurer, and chief financial officer of Alliance Gaming Corporation (September 1990 to June 1996); and senior vice president, corporate controller and chief accounting officer of Summa Corporation and The Hughes Corporation, 100 percent owned by the Estate of Howard R. Hughes (June 1971 to December 1988). Mr. Alderfer received his Bachelor of Business Administration degree in accounting from Texas Tech University. He is a Certified Public Accountant. Mr. Alderfer is not engaged in any other business activities at this time. He was selected to serve as an independent director because of his significant knowledge, experience as a certified public accountant, and the various management positions held during his career.



Hilda Delgado was elected to become one of our independent directors. Ms. Delgado has been the chief financial officer of the Viceroy Hotel Group since January 2019 and was previously senior vice president, hotel finance, starting in December 2018. Prior to Viceroy, she served as treasurer and senior vice president, finance at RLJ Lodging Trust (NYSE: RLJ,) a publicly traded hospitality real estate investment trust from 2016-2018 and held various other progressive finance positions from 2011-2015. Ms. Delgado has served in other senior finance roles, including vice president, corporate finance at Rexford Industrial Realty, Inc. (NYSE: REXR); finance manager at Cumming Corporation; and director of finance at Eagle Hospitality Properties Trust (NYSE: EHP).

Ms. Delgado graduated from the University of California, Berkeley with a Bachelor of Arts in legal studies and is a Certified Public Accountant. She is also a member of the American Hotel & Lodging Association Finance Committee and a board member of the California Virtual Academy at Los Angeles. Ms. Delgado was selected to serve as an independent director due to her significant knowledge and experience in the finance and REIT industries.

In addition to the nomination of Mr. Alderfer and Ms. Delgado, the Board appointed **John Dawson** to the newly created position of Lead Independent Director. Mr. Dawson will preside over all meetings of our Board at which the Chairman is not present, call meetings of independent directors, and function as a liaison with the Chairman, among other responsibilities.

We also changed the Board's compensation structure and established stock ownership requirements for our independent directors. Each independent director will now receive their compensation in stock until he or she holds shares of stock equal to $105,000 or more. Additionally, we eliminated the practice of paying fees to directors for each meeting they attend. We believe these changes in compensation will further align the Board's interests with those of our stockholders.

ABOUT THE PARKING REIT, INC.

The Parking REIT, Inc. is a publicly registered, non-listed REIT that invests primarily in parking lots and garages in the United States. The Parking REIT's portfolio currently consists of 42 parking facilities located in 17 states with a total of more than 11,000 parking spaces. For more information, please visit TheParkingREIT.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this communication.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic, business and real estate market conditions; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; the performance of real estate assets and loans after they are acquired; and our ability to provide stockholder value through sales or otherwise dispositions of our properties and other assets. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Parking REIT believes these factors include, but are not limited to, those described under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC, as such factors may be updated from time to time in The Parking REIT's periodic filings with the SEC, which are accessible on the SEC's website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this communication and in The Parking REIT's filings with the SEC. Although The Parking REIT believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be attained or that any deviation will not be material. The Parking REIT does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities.